UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017
___________

F & M Bank Corp.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-13273 (Commission File Number)	54-1280811 (IRS Employer Identification No.)

P.O. Box 1111
Timberville, Virginia 22853
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (540) 896-8941

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On December 1, 2017, F&M Bank Corp. (the “Company”) filed a Current Report on Form 8-K to announce that it had appointed Mark C. Hanna as the new President of F&M Bank. The Company is filing this Amendment No. 1 on Form 8-K/A to provide additional information regarding Mr. Hanna and his appointment.

Item 5.02.
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on December 1, 2017, the Board of Directors of the Company named Mark C. Hanna as President of their subsidiary F&M Bank on December 1, 2017 effective immediately. Dean W. Withers, the Company’s current President and Chief Executive Officer, will remain Chief Executive Officer of the Company for a transition period.

Mr. Hanna, age 49, most recently served as Executive Vice President and Tidewater Regional President of EVB and its successor, Sonabank, from November 2014 through October 2017. Previously, he served as President and Chief Executive Officer of Virginia Company Bank from November 2006 through November 2014.

Mr. Hanna will receive an initial base salary of $325,000 and will be eligible to participate in the Company’s annual incentive compensation programs beginning in 2018. In addition, he will receive a moving allowance of $5,000 and will be entitled to participate in all of the employee benefit plans for which he is eligible, including health and dental insurance, group term life and long term disability options, and the Company’s 401(k) plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F & M Bank Corp.

Date: December 5, 2017	By:	/s/
Neil W. Hayslett
Executive Vice President and Chief Administrative Officer

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